EXHIBIT 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement (No. 333-30095, No. 33-60402, No. 333-79217, and No. 333-115237) on Form S-8 of First Busey Corporation of our reports dated March 10, 2006 relating to our audits of the consolidated financial statements and internal control over financial reporting, included in and incorporated by reference in the Annual Report on Form 10-K of First Busey Corporation for the year ended December 31, 2005.
Champaign, Illinois
March 15, 2006
McGladrey & Pullen LLP serves clients’ global business needs through its membership in RSM International (an affiliation of separate and independent accounting and consulting firms).
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